Exhibit 99.1

                   First Oak Brook Bancshares, Inc.
                Announces Third Quarter 2005 Earnings

    OAK BROOK, Ill.--(BUSINESS WIRE)--Oct. 18, 2005--First Oak Brook Bancshares, Inc. (NASDAQ:FOBB):


    2005 Third Quarter Earnings
    (Unaudited)


    FIRST OAK BROOK BANCSHARES, INC., (NASDAQ:FOBB) announced net income for the third quarter of 2005 of $4.064 million, down from $4.566 million for the third quarter of 2004. Diluted earnings per share were $.41 in the third quarter of 2005 compared to $.46 in 2004, down 11%.
    Net interest income was $12.718 million in the third quarter of 2005 compared to $13.768 million in the third quarter of 2004. The decrease in net interest income resulted from a 33 basis point decrease in the net interest margin to 2.48%, partially offset by a 4% increase in average earning assets. Margin compression in the third quarter of 2005 was primarily the result of interest rates rising faster on deposits than on loans and investments and the flattening yield curve. The growth in average earning assets included an increase in average loans of $205.3 million offset by a decrease in average investment securities of $97.3 million.
    The Company recorded a provision for loan losses of $180,000 during the third quarter of 2005. No provision for loan losses was recorded for the third quarter of 2004.
    Other income, excluding securities gains and losses, increased 18% primarily as a result of the following:

    -- Merchant credit card processing fees - up $641,000, primarily due to new customer growth and increased volume. Merchant outlets totaled 640 at September 30, 2005 as compared to 522 at September 30, 2004.

    -- Gain on mortgages sold - up $365,000, primarily due to increased mortgage originations arising from the "Guaranteed Best Rate" promotion.

    -- Investment management and trust fees - up $136,000, primarily from increases in discretionary assets under management which rose to $803.6 million, up from $665.3 million at September 30, 2004.

    -- Treasury management fees - down $350,000, primarily due to higher earnings credit rates being paid on demand deposit account balances.

    Other expenses rose 1% for the third quarter of 2005 primarily as a result of the following:

    -- Merchant credit card interchange expense - up $560,000, primarily due to increased volume.

    -- Salaries and employee benefits - up $433,000, due in part to staffing for three new branches opening in October 2005.

    -- Professional fees - up $114,000, primarily due to increased ongoing costs related to compliance with the Sarbanes-Oxley Act and legal fees arising from the Company's prosecution of lawsuits related to the 60 W. Erie loan fraud discovered in 2002.

    -- Provision for other real estate owned - down $1,217,000. No valuation adjustment was necessary in 2005. See "Asset
        Quality."

    Nine Month Earnings

    (Unaudited)

    Net income for the first nine months of 2005 was $12.799 million, down from $14.132 million for the first nine months of 2004. Diluted earnings per share were $1.28 in the first nine months of 2005 compared to $1.41 in 2004, down 9%.
    Net interest income was $38.556 million in the first nine months of 2005 compared to $40.151 million in the first nine months of 2004. The decrease in net interest income resulted from a 35 basis point decrease in the net interest margin to 2.60%, partially offset by a 9% increase in average earning assets. The growth in average earning assets included an increase in average loans of $181.0 million and a slight increase in average investment securities of $4.0 million. Margin compression in the first nine months of 2005 was primarily the result of interest rates rising faster on deposits than on loans and investments and the flattening yield curve.
    The Company recorded a provision for loan losses of $180,000 in the first nine months of 2005 compared to $500,000 recorded in 2004. The decrease is primarily due to high asset quality and net recoveries for the first nine months of 2005.
    Other income, excluding security gains, increased 10%, primarily as a result of the following:

    -- Merchant credit card processing fees - up $1,531,000, primarily due to new customer growth and increased volume.

    -- Gain on mortgages sold - up $515,000, primarily due to increased mortgage originations arising from the "Guaranteed Best Rate" promotion.

    -- Investment management and trust fees - up $332,000, primarily from an increase in discretionary assets under management.

    -- Other operating income - up $175,000, primarily due to an increase of $85,000 in retail annuity sales and a gain of $87,000 on the sale of repossessed property.

    --  Income from sale of covered call options - down $495,000.

    -- Treasury management fees - down $778,000, primarily due to higher earnings credit rates being paid on demand deposit account balances.

    Other expenses rose 6% for the first nine months of 2005 primarily as a result of the following:

    -- Merchant credit card interchange expense - up $1,363,000, primarily due to increased volume.

    --  Salaries and employee benefits - up $1,054,000.

    -- Professional fees - up $284,000, primarily due to increased ongoing costs related to compliance with the Sarbanes-Oxley Act, legal fees arising from the Company's prosecution of lawsuits related to the 60 W. Erie loan fraud discovered in 2002 and a reimbursement of legal fees in 2004 related to a fully recovered problem credit.

    -- Advertising and business development - up $189,000, due primarily to the promotion of the new "Guaranteed Best Rate" mortgage product.

    Chief Executive Officer & President's Comments

    Richard M. Rieser, Jr., Company CEO and President said, "Despite the pressure on our margin from rising deposit costs, we are very pleased with our robust loan growth of over $195 million since year end to a record high of $1.267 billion at September 30, 2005.
    "Loan growth has been strong in 2005 in all categories except Commercial and Industrial Lending. To energize C&I Lending, we are pleased to announce that William McGowan, 43, has just joined the Bank as the new Executive Vice President and Department Head. Bill comes to us with outstanding credentials. Most recently, Bill was Executive Vice President and a Director of Cornerstone Bank, a de novo founded by the Fitzgerald family in Palatine, Illinois. Previously, Bill was Senior Vice President for Fifth-Third Bank in Illinois where he oversaw 9 middle market commercial lending divisions, and before that Bill served as President and Market Manager of Corporate Banking for Old Kent Bank-Illinois, Fifth-Third's predecessor. Bill started his banking career at American National Bank in 1984 and remained there until 1998, leaving American as First Vice President and a division head in commercial lending. Bill earned his BBA in Finance at the University of Notre Dame in 1984 and his MBA at DePaul University. We are confident that with Bill's strong credit, relationship management, recruiting and team-building skills, he will provide the leadership necessary to build our C&I lending business.
    "We are also excited by the Wealth Advisory Group's progress. Not only did our Wealth Advisory Group surpass $1 billion in assets under administration in the Third Quarter, but also it just introduced a new brand, "Chicago Private Bank," in the North Shore market. The "Chicago Private Bank" is the way we are identifying Oak Brook Bank's 19th and 20th offices, which opened on Monday, October 17th in Glencoe and Northbrook, Illinois. Our brand promise is to bring a new, different and better kind of bank to high net worth individuals, professionals and business owners on the North Shore by having exceptional bankers deliver extraordinary service in elegant surroundings. To differentiate our services, we are emphasizing the knowledge, know-how, and networking capacity of our managers. We believe we have hired leaders who are more than smart and analytical, but who are also experts in their specialized fields and familiar with these affluent communities and who, because of their deep understanding, can be more creative, imaginative, and empathetic -- bankers worthy of clients' trust. We have also hired doormen and concierges to cater to clients. If customers need something picked up or dropped-off at their homes or businesses, our Mini-Cooper concierge cars will arrive in a jiffy.
    "To head this private banking initiative, we're pleased to announce that Scott Landau has joined the Chicago Private Bank as President. Previously, Scott was Senior Vice President in the Wealth Management Group of LaSalle Bank and head of LaSalle's Highland Park office. Teamed with Scott is Jill Greenberg, Managing Director of Chicago Private Bank and head of our new Glencoe office. Formerly, Jill was Vice President and manager of residential lending in LaSalle's Wealth Management Group.
    "What we think is especially novel about our Chicago Private Bank strategy is the way we have married, in our new Glencoe and Northbrook offices, more traditional retail and commercial banking services to specialized private banking products. Essentially, our mission is to deliver absolutely first-rate service, the banking equivalent of what you'd expect to find at a five-star hotel."

    Assets and Equity at September 30, 2005

    (Unaudited)

    Total assets were a record $2.179 billion at September 30, 2005, up 5% from $2.083 billion at December 31, 2004.
    Shareholders' equity was $135.0 million at September 30, 2005 compared to $133.8 million at December 31, 2004. Book value per share was $13.50 at September 30, 2005.
    Under the Company's Stock Repurchase Program, the Company repurchased 88,603 shares at an average price of $29.75 during the first nine months of 2005. The repurchased stock is held as treasury stock and used for general corporate purposes.
    The Company's and Oak Brook Bank's capital ratios met the "well capitalized" criteria of the Federal Reserve and FDIC, respectively. "Well-capitalized" status reduces Federal Reserve regulatory burdens and helps lessen FDIC insurance assessments.

    Asset Quality

    (Unaudited)

    Net recoveries for the first nine months of 2005 totaled $8,000 compared to net charge-offs of $69,000 in the first nine months of 2004. In 2005, charge-offs totaled $293,000, which related primarily to the indirect vehicle portfolio. Recoveries totaled $301,000 including $32,000 in restitution from the 60 W. Erie loan fraud and a $39,000 recovery on a commercial loan charged-off in 2002. The remaining recoveries relate primarily to the Company's indirect vehicle portfolio. In 2004, charge-offs of $365,000 and recoveries of $296,000 related primarily to the indirect vehicle portfolio.
    As of September 30, 2005, the Company's allowance for losses stood at $8.7 million, or .69% of loans outstanding, compared to $8.5 million, or .80% of loans outstanding at December 31, 2004.
    At September 30, 2005, nonperforming loans (including nonaccrual loans of $232,000 and loans past due greater than 90 days of $63,000) were $295,000, compared to $148,000 at December 31, 2004.
    At September 30, 2005, nonperforming assets totaled $1.3 million, a substantial decrease from $10.2 million at December 31, 2004. Nonperforming assets include Other Real Estate Owned (OREO) of $963,000, nonperforming loans of $295,000, and repossessed vehicles held for sale of $66,000.
    OREO totaled $963,000 at September 30, 2005, down from $9.857 million at December 31, 2004. OREO consists of one remaining full-floor unit and six parking spaces from the 60 W. Erie condominium project in Chicago.

    Expanding Branch Network

    (Unaudited)

    Oak Brook Bank currently operates 20 banking offices, 16 in the western suburbs of Chicago, three in the northern suburbs of Chicago, and one at Huron and Dearborn Streets in downtown Chicago, in addition to an Internet branch at www.obb.com.
    In March 2005, Oak Brook Bank opened its 18th office in Darien, Illinois, which currently has deposits of over $58 million. On October 17, 2005, Oak Brook opened its new 19th and 20th offices in Glencoe and Northbrook, Illinois, branded as "Chicago Private Bank." (See CEO & President's comments above for details.) Later this October, Oak Brook Bank expects to open its 21st office in Wheaton, Illinois.
    The Bank has also announced two additional offices in Homer Glen in the southwest suburbs and Oak Lawn in the south suburbs of Chicago, both of which are expected to open in 2006. The Bank continues to evaluate branch expansion opportunities in the greater Chicago area. Although the opening of new offices increases operating expenses until breakeven is reached, management believes judicious branch expansion is a key to the Company's longer-term profitable growth prospects.

    Anticipated Fourth Quarter Outlook

    For the fourth quarter 2005, the Company anticipates continued margin pressure, particularly due to rising competitive rates for deposits. In addition, the Company will have opened three new branches in October 2005, the costs of and promotions for which will increase operating expenses. Offsetting these expected costs, the Company received $844,000 in loan prepayment fees on $15 million in commercial mortgages paid-off in early October.

    Shareholder Information

    (Unaudited)

    The Company's Common Stock trades on the Nasdaq Stock Market(R) under the symbol FOBB. FOBB remained a member of the Russell 2000(R) Index effective July 1, 2005 for a term of one year.
    Twenty-two firms make a market in the Company's Common stock. The following six firms provide research coverage: Howe Barnes Investments, Inc.; Sandler, O'Neill & Partners; Stifel Nicolaus & Co.; Keefe, Bruyette & Woods, Inc.; FTN Financial Securities Corp.; and Sidoti & Co.
    At our Web site www.firstoakbrook.com you will find shareholder information including this press release and electronic mail boxes. You will also have the option of directly linking to additional financial information filed with the SEC.
    The consolidated balance sheets, income statements, and selected financial data are enclosed.

    Forward-Looking Statements

    This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ materially from the results projected in forward-looking statements due to various factors. These risks and uncertainties include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions in the Company's market areas; legislative or regulatory changes; adverse developments in our loan or investment portfolios; the assessment of the provision and reserve for loan losses; developments pertaining to the loan fraud and condominium project at 60 W. Erie, Chicago; significant increases in competition or changes in depositor preferences or loan demand, difficulties in identifying attractive branch sites or other expansion opportunities, or unanticipated delays in regulatory approval or construction buildout; difficulties in attracting and retaining qualified personnel; and possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the Securities and Exchange Commission.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                              (Unaudited)                 (Unaudited)
                             September 30, December 31,  September 30,
                                 2005          2004          2004
                             -----------------------------------------
                                      (Dollars in thousands)
Assets
  Cash and due from banks         $34,457       $34,273       $32,755
  Fed funds sold and
   interest-bearing deposits
   with other banks                 4,629        51,479        76,631
  Investment securities:
    Held-to-maturity, at
     amortized cost                35,597        35,469        37,264
    Available-for-sale, at
     fair value                   736,186       786,198       810,749
    Trading, at fair value            921             -             -
    Non-marketable
     securities - FHLB stock       20,188        19,410        19,087
                             ------------- ------------- -------------
  Total investment
   securities                     792,892       841,077       867,100
  Loans:
    Commercial                     80,256        88,087        87,974
    Lease financing                36,954        28,566        18,579
    Syndicated                     66,511        34,958        30,542
    Construction                   94,029        75,833        77,352
    Commercial mortgage           290,919       247,840       235,730
    Residential mortgage          130,047       109,097       104,219
    Home equity                   159,990       151,873       148,870
    Indirect auto                 326,610       276,398       266,693
    Indirect Harley Davidson       71,322        51,560        50,529
    Other consumer                 10,729         7,443         7,880
                             ------------- ------------- -------------
  Total loans, net of
   unearned income              1,267,367     1,071,655     1,028,368
  Allowance for loan losses        (8,734)       (8,546)       (8,800)
                             ------------- ------------- -------------
  Net loans                     1,258,633     1,063,109     1,019,568
  Other real estate owned,
   net of valuation reserve           963         9,857        11,187
  Premises and equipment,
   net of accumulated
   depreciation                    39,077        34,561        34,780
  Bank owned life insurance        25,600        24,858        21,645
  Other assets                     23,191        23,310        47,118
                             ------------- ------------- -------------
Total assets                   $2,179,442    $2,082,524    $2,110,784
                             ============= ============= =============


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                              (Unaudited)                 (Unaudited)
                             September 30, December 31,  September 30,
                                 2005          2004          2004
                             -----------------------------------------
                                      (Dollars in thousands)
Liabilities
  Noninterest-bearing demand
   deposits                      $280,544      $265,251      $260,715
  Interest-bearing deposits:
    Savings deposits and NOW
     accounts                     259,430       291,028       289,923
    Money market accounts         242,049       166,777       142,612
    Time deposits:
      Under $100,000              452,737       376,841       397,408
      $100,000 and over           592,134       614,639       631,075
                             ------------- ------------- -------------
    Total interest-bearing
     deposits                   1,546,350     1,449,285     1,461,018
                             ------------- ------------- -------------
  Total deposits                1,826,894     1,714,536     1,721,733
  Fed funds purchased and
   securities sold under
   agreements to repurchase        35,194        25,285        35,246
  Treasury, tax and loan
   demand notes                     4,170         7,792        16,937
  FHLB of Chicago borrowings      138,896       161,418       165,500
  Junior subordinated notes
   issued to capital trusts        23,713        23,713        23,713
  Other liabilities                15,555        15,993        16,246
                             ------------- ------------- -------------
Total liabilities               2,044,422     1,948,737     1,979,375
Shareholders' equity:
  Preferred stock                       -             -             -
  Common stock                     21,850        21,850        21,850
  Surplus                           8,636         7,751         6,447
  Accumulated other
   comprehensive (loss)
   income                          (5,052)          432         1,699
  Retained earnings               122,402       114,897       111,517
  Less cost of shares in
   treasury                       (12,816)      (11,143)      (10,104)
                             ------------- ------------- -------------
Total shareholders' equity        135,020       133,787       131,409
                             ------------- ------------- -------------
Total liabilities and
 shareholders' equity          $2,179,442    $2,082,524    $2,110,784
                             ============= ============= =============


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                       Three months              Nine months
                           ended                    ended
(In thousands except   September 30,     %      September 30,     %
 per share data)      2005     2004    Change  2005     2004    Change
                     ------------------------ ------------------------

Interest and dividend
 income:
  Loans              $17,398  $12,788     36  $46,973  $36,638     28
  Investment
   securities:
    U.S. Treasuries
     and U.S.
     Government
     agencies          7,180    8,068    (11)  22,259   22,006      1
    State and
     municipal
     obligations         451      502    (10)   1,315    1,457    (10)
    Other securities     851    1,135    (25)   2,511    3,403    (26)
  Fed funds sold and
   interest-bearing
   deposits with
    banks                386      238     62      763      455     68
                     -------- --------        -------- --------
Total interest and
 dividend income      26,266   22,731     16   73,821   63,959     15
Interest expense:
  Savings deposits
   and NOW accounts      994      804     24    2,718    2,260     20
  Money market
   accounts            1,530      459    233    3,218    1,227    162
  Time deposits        8,913    5,880     52   23,290   15,099     54
  Fed funds purchased
   and securities
   sold under
   agreements to
   repurchase            274       86    219      692      275    152
  Treasury, tax and
   loan demand notes      22        4    450       96       35    174
  FHLB of Chicago
   borrowings          1,307    1,342     (3)   3,830    3,792      1
  Junior subordinated
   notes issued to
   capital trusts        508      388     31    1,421    1,120     27
                     -------- --------        -------- --------
Total interest
 expense              13,548    8,963     51   35,265   23,808     48
                     -------- --------        -------- --------
  Net interest income 12,718   13,768     (8)  38,556   40,151     (4)
Provision for loan
 losses                  180        -     (a)     180      500     (a)
                     -------- --------        -------- --------
  Net interest income
   after provision
   for loan losses    12,538   13,768     (9)  38,376   39,651     (3)


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                       Three months              Nine months
                           ended                    ended
(In thousands except   September 30,     %      September 30,     %
 per share data)      2005     2004    Change  2005     2004    Change
                     ------------------------ ------------------------

Other income:
  Service charges on
   deposit accounts:
    Treasury
     management          815    1,165    (30)   2,681    3,459    (22)
    Retail and small
     business            322      330     (2)     904      949     (5)
  Investment
   management and
   trust fees            781      645     21    2,277    1,945     17
  Merchant credit
   card processing
   fees                2,235    1,594     40    5,942    4,411     35
  Gains on mortgages
   sold, net of fees
   and costs             417       52    702      692      177    291
  Income from bank
   owned life
   insurance             251      210     20      742      634     17
  Income from sale of
   covered call
   options               172      193    (11)     478      973    (51)
  Securities dealer
   income                 60       51     18      152      152      0
  Other operating
   income                350      351     (0)   1,201    1,026     17
  Net investment
   securities gains
   (losses)              (54)     255     (a)     244      417     (a)
                     -------- --------        -------- --------
Total other income     5,349    4,846     10   15,313   14,143      8
Other expenses:
  Salaries and
   employee benefits   6,442    6,009      7   19,230   18,176      6
  Occupancy              894      843      6    2,629    2,497      5
  Equipment              544      530      3    1,617    1,559      4
  Data processing        556      503     11    1,539    1,397     10
  Professional fees      379      265     43      961      677     42
  Postage, stationery
   and supplies          273      253      8      796      758      5
  Advertising and
   business
   development           615      562      9    1,832    1,643     12
  Merchant credit
   card interchange    1,822    1,262     44    4,884    3,521     39
  Provision for other
   real estate owned       -    1,217     (a)       -    1,217     (a)
  Other operating
   expense               546      527      4    1,636    1,599      2
                     -------- --------        -------- --------
Total other expense   12,071   11,971      1   35,124   33,044      6
                     -------- --------        -------- --------
Income before income
 taxes                 5,816    6,643    (12)  18,565   20,750    (11)
  Income tax expense   1,752    2,077    (16)   5,766    6,618    (13)
                     -------- --------        -------- --------
Net income            $4,064   $4,566    (11) $12,799  $14,132     (9)
                     ======== ========        ======== ========

Diluted earnings per
 share                 $0.41    $0.46    (11)   $1.28    $1.41     (9)
                     ======== ========        ======== ========

(a) Percentage change information not meaningful.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                       Three months ended
                                          September 30,         %
(In thousands except per share data)   2005        2004       Change
                                    ----------------------------------

AVERAGE BALANCES:
  Loans, net of unearned income      $1,232,761  $1,027,441        20
  Investment securities                 789,183     886,452       (11)
  Earning assets                      2,061,302   1,975,845         4
  Total assets                        2,174,043   2,091,967         4
  Demand deposits                       273,226     282,370        (3)
  Total deposits                      1,821,105   1,734,660         5
  Interest bearing liabilities        1,747,926   1,674,294         4
  Shareholders' equity                  135,950     123,516        10

COMMON STOCK DATA:
  Earnings per share:
    Basic                                  0.41        0.47       (13)
    Diluted                                0.41        0.46       (11)
  Weighted average shares
   outstanding:
    Basic                             9,859,509   9,790,318         1
    Diluted                           9,987,090  10,016,879         0
  Cash dividends paid per share           $0.18       $0.16        13
  Market price at period end             $30.29      $30.84        (2)
  Book value per share                   $13.50      $13.11         3
  Price to book ratio                      2.24x       2.35x       (5)
  Price to earnings ratio (1)             17.11x      16.40x        4
  Period end shares outstanding       9,840,223   9,762,847         1

FINANCIAL RATIOS
  Return on average assets  (2)            0.74%       0.87%      (15)
  Return on average shareholders'
   equity  (2)                            11.86%      14.71%      (19)
  Overhead ratio  (2)                      1.29%       1.43%      (10)
  Efficiency ratio  (2)                   66.81%      64.31%        4
  Net interest margin on average
   earning assets  (2), (3)                2.48%       2.81%      (12)
  Net interest spread  (2), (3)            2.00%       2.48%      (19)
  Dividend payout ratio  (2)              43.46%      34.39%       26


                                       Nine months ended
                                          September 30,         %
(In thousands except per share data)   2005        2004       Change
                                    ----------------------------------

AVERAGE BALANCES:
  Loans, net of unearned income      $1,159,704    $978,667        18
  Investment securities                 815,981     811,976         0
  Earning assets                      2,007,978   1,839,809         9
  Total assets                        2,121,152   1,958,881         8
  Demand deposits                       273,824     271,365         1
  Total deposits                      1,767,382   1,593,708        11
  Interest bearing liabilities        1,698,282   1,551,590         9
  Shareholders' equity                  133,664     123,177         9

COMMON STOCK DATA:
  Earnings per share:
    Basic                                  1.30        1.45       (10)
    Diluted                                1.28        1.41        (9)
  Weighted average shares
   outstanding:
    Basic                             9,834,117   9,749,714         1
    Diluted                           9,980,075   9,998,843        (0)
  Cash dividends paid per share           $0.52       $0.46        13
  Market price at period end
  Book value per share
  Price to book ratio
  Price to earnings ratio (1)
  Period end shares outstanding

FINANCIAL RATIOS
  Return on average assets  (2)            0.81%       0.96%      (16)
  Return on average shareholders'
   equity  (2)                            12.80%      15.33%      (17)
  Overhead ratio  (2)                      1.32%       1.37%       (4)
  Efficiency ratio  (2)                   65.20%      60.86%        7
  Net interest margin on average
   earning assets  (2), (3)                2.60%       2.95%      (12)
  Net interest spread  (2), (3)            2.16%       2.63%      (18)
  Dividend payout ratio  (2)              41.36%      33.10%       25

-----------------------
(1) Calculated using the end of period market price divided by the last twelve months diluted earnings of $1.77 per share in 2005 and $1.89 per share in 2004.

(2) Annualized ratio.

(3) Tax equivalent basis. The net interest margin calculations include the effects of tax equivalent adjustments for tax exempt loans and investment securities using a tax rate of 35% in 2005 and 2004. Tax equivalent interest income for the three months ended September 30, 2005 and 2004 includes a tax equivalent adjustment of $144 and $168, respectively. Tax equivalent interest income for the nine months ended September 30, 2005 and 2004 includes a tax equivalent adjustment of $418 and $469, respectively.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                            September 30,  December 31,  September 30,
(Dollars in thousands)          2005          2004          2004
                            ------------------------------------------
CAPITAL RATIOS

Company Consolidated
 (minimum for "well
 capitalized"):
  Tier 1 capital ratio (6%)      $162,888      $156,019      $152,434
                                    10.49%        11.57%        11.47%
  Total risk-based capital
   ratio (10%)                   $171,622      $164,566      $161,234
                                    11.06%        12.20%        12.13%
  Capital leverage ratio
   (5%)                          $162,888      $156,019      $152,434
                                     7.44%         7.47%         7.22%
Oak Brook Bank:
  Tier 1 capital ratio (6%)      $150,262      $142,000      $139,046
                                     9.76%        10.61%        10.52%
  Total risk-based capital
   ratio (10%)                   $158,996      $150,547      $147,846
                                    10.33%        11.24%        11.19%
  Capital leverage ratio
   (5%)                          $150,262      $142,000      $139,046
                                     6.91%         6.82%         6.61%
TRUST ASSETS
  Discretionary assets
   under management              $803,602      $751,046      $665,328
  Total assets under
   administration               1,008,477       944,318       845,436

ASSET QUALITY RATIOS
Nonperforming loans                  $295          $148          $252
Nonperforming assets (1)            1,324        10,150        11,511
Nonperforming loans to
 total loans                         0.02%         0.01%         0.02%
Nonperforming assets to
 total assets                        0.06%         0.49%         0.55%
Net charge-offs to average
 loans (annualized)                  0.00%         0.03%         0.01%
Allowance for loan losses
 to total loans                      0.69%         0.80%         0.86%
Allowance for loan losses           29.61x        57.74x        34.92x
 to nonperforming loans

ROLLFORWARD OF ALLOWANCE
 FOR LOAN LOSSES
Balance at January 1               $8,546                      $8,369
                            --------------              --------------
Charge-offs during the
 period:
  Commercial loans                     (1)                          -
  Home equity loans                    (1)                        (15)
  Indirect vehicle loans             (286)                       (338)
  Consumer loans                       (5)                        (12)
                            --------------              --------------
Total charge-offs                    (293)                       (365)
                            --------------              --------------
Recoveries during the
 period:
  Commercial loans                     39                           1
  Construction, land
   acquisition and
   development loans                   32                          15
  Home equity                           -                          15
  Indirect vehicle loans              210                         208
  Consumer loans                       20                          57
                            --------------              --------------
Total recoveries                      301                         296
                            --------------              --------------
Net recoveries (charge-
 offs) during the period                8                         (69)
Provision for loan losses             180                         500
                            --------------              --------------
Allowance for loan losses
 at September 30                   $8,734                      $8,800
                            ==============              ==============

(1) Includes nonperforming loans, OREO and repossessed vehicles.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME (UNAUDITED)

                  2005                            2004
        -------------------------- -----------------------------------
         Third    Second   First    Fourth   Third    Second   First
        Quarter  Quarter  Quarter  Quarter  Quarter  Quarter  Quarter
        -------- -------- -------- -------- -------- -------- --------
                     (In thousands except per share data)

Interest
 income $26,266  $24,681  $22,874  $22,752  $22,731  $20,856  $20,372

Interest
 expense 13,548   11,658   10,059    9,492    8,963    7,591    7,254
        -------- -------- -------- -------- -------- -------- --------

Net
 interest
 income  12,718   13,023   12,815   13,260   13,768   13,265   13,118

Provision
 for loan
 losses     180        -        -        -        -      250      250

Other
 income   5,349    5,226    4,738    4,389    4,846    4,731    4,566

Other
 expense 12,071   11,735   11,318   10,688   11,971   10,670   10,403
        -------- -------- -------- -------- -------- -------- --------

Income
 before
 income
 taxes    5,816    6,514    6,235    6,961    6,643    7,076    7,031

Income
 tax
 expense  1,752    2,059    1,955    2,021    2,077    2,275    2,266
        -------- -------- -------- -------- -------- -------- --------

Net
 income  $4,064   $4,455   $4,280   $4,940   $4,566   $4,801   $4,765
        ======== ======== ======== ======== ======== ======== ========

Basic
 earnings
 per
 share    $0.41    $0.45    $0.43    $0.50    $0.47    $0.49    $0.49
        ======== ======== ======== ======== ======== ======== ========

Diluted
 earnings
 per
 share    $0.41    $0.45    $0.43    $0.49    $0.46    $0.48    $0.48
        ======== ======== ======== ======== ======== ======== ========

ROA (1)    0.74%    0.84%    0.84%    0.94%    0.87%    1.00%    1.04%
ROE (1)   11.86%   13.54%   13.04%   14.88%   14.71%   15.86%   15.42%
Net
 interest
 margin
 (1)       2.48%    2.62%    2.70%    2.72%    2.81%    2.98%    3.08%

-----------------------
(1) Annualized ratio.




    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630-571-1050 ext. 258
             rbouman@obb.com